UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2951 Kinwest Parkway Irving, Texas		75063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 21, 2012, Canadian Home Systems, Ltd., (“CHS”), a wholly owned subsidiary of U.S. Home Systems, Inc. (NGM:USHS) (the “Company”) entered into a three year Services Agreement, or the Agreement, with Canadian Tire Financial Services Limited, a wholly owned subsidiary of Canadian Tire Corporation, Limited (TSX-CTC.a) (Tsx:CTC) , (collectively “Canadian Tire” or “CT”), to provide on an exclusive basis the Company’s kitchen and bath refacing products, countertops and a new product line, kitchen and bathroom flooring, to Canadian Tire customers in Canada under the business name Canadian Tire Home Services™.

CT has been in business for almost 90 years and is one of Canada’s most-shopped general retailers, with 488 Canadian Tire retail dealer stores in Canada. CT’s primary business categories consist of automotive, household, sporting and clothing products. CT’s retail business is supported by its financial services business which markets financial and other products and services including credit cards, in-store financing, product warranties and insurance.

The following is a summary of material terms and conditions of the Agreement:

Program. The rollout of the program to CT customers will commence in early July, 2012 with the initial phase in the Greater Toronto Area which includes approximately 47 CT retail dealer stores. To facilitate our expansion in the Greater Toronto market we will initially open two sales and installation centers, one of which will also serve as our Canadian corporate administrative office. CHS and Canadian Tire will expand the program throughout the Province of Ontario by December 31, 2012. If both CHS and CT agree that the initial phase is successful, we will expand into the rest of Canada by December 31, 2014. When fully implemented, we will serve CT customers in the provinces of Ontario, British Columbia, Alberta, Manitoba and Quebec, encompassing about 488 Canadian Tire stores. Our Canadian operations will be similar to our current U.S. business activities in that our personnel will follow up leads generated by CT or us with in-house visits with prospective CT customers for our products. We will provide the labor, materials and installation services necessary to complete customer orders and we will be required to make necessary repairs to address customer complaints or warranty claims. The sales contract will be between CT and the customer. CT shall receive a certain marketing fee on each customer transaction based on the source of the customer lead. CT will pay us upon completion of each customer project the contract value after deduction of any applicable financing fees and the marketing fee. The performance by CHS of its obligations under the Agreement is guaranteed by U.S. Home Systems, Inc.

Term. The term of the Agreement is for a period of three years, subject to earlier termination as defined in the Agreement. The Agreement shall automatically be extended for successive two year terms unless either party gives written notice to the other party within 180 days of the expiration of the initial term or any renewal terms of its intent not to renew the Agreement.

Termination. Either party may terminate the Agreement after written notice to the other party if there is a default or breach of the Agreement, subject to a cure period of up to 60 days. We or CT may, without cause, upon not less than 180 calendar days’ prior written notice to the other party, terminate the Agreement at any time after December 31, 2013.

If CT is the terminating party, CT shall continue to refer customer leads to us for a period of six months following the date of the notice of termination. During such 180 day period, we may continue marketing our products and services to CT customers and shall be allowed to enter into contractual arrangements with any of the CT competitors as specified in the Agreement and shall be allowed to begin marketing and installing our products and services under other national brands.

If we are the terminating party, CT shall continue to provide customer leads to us and we will continue to offer our products and services to CT customers for 180 days after the date of written notice of termination and we will not be allowed to enter into any contractual arrangements with specified CT competitors. We will also be restricted from marketing our products and services under any other brands until the termination date of the Agreement. We shall have up to 90 days after the termination date to complete customer contracts resulting from leads provided by CT.

Exclusivity. We have agreed during the term of the Agreement that we will not provide to certain specified CT competitors the products and services, or similar products and services, that are being offered by us to CT customers. During the term of the Agreement we shall be the exclusive provider of our products and services to CT customers in Canada under the business name Canadian Tire Home Services.

Marketing. If requested by CT, we will actively advertise and promote our products and services subject to the mutual agreement of the parties as to the amount that we shall be obligated to expend on such activities. CT has agreed that it will actively advertise and promote our products and services during the term of the Agreement, provided that such advertising and promotional activities shall be entirely within the discretion of CT and CT shall not be obligated to allocate any specific resources to such advertising and promotion. All advertising and sales promotional materials to be utilized by us shall first be submitted to CT for approval.

To assist the CT retail dealers with the generation of in-store customer leads, we will provide in-store displays of our products and services. We and CT shall mutually agree on the location of CT retail dealer stores in which we will install displays of the products and services offered by us to CT customers. The displays will be manufactured and installed in such locations solely at our expense.

Trademarks. Each party has been granted a non-exclusive, royalty-free revocable license, with certain restrictions, to use the other party’s specified trademarks, trade name and logos in the marketing and installation of our products and services.

Other Terms. The Agreement contains various representations, warranties and covenants as is customary in a commercial transaction of this nature. The Agreement also provides for mutual agreements relating to confidentiality, indemnification, limitations of liability and dispute resolution.

The Services Agreement, without schedules and exhibits, is attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1

Services Agreement dated May 21, 2012 by and among Canadian Home Systems, Ltd., (“CHS”) a wholly owned subsidiary of U.S. Home Systems, Inc. and Canadian Tire Financial Services Limited, a subsidiary of Canadian Tire Corporation, Limited, and U.S. Home Systems, as guarantor of the performance by CHS of its obligations under the Service Agreement. (Schedules and Exhibits have been omitted and will be furnished to the SEC upon request.)

21.1	Subsidiaries of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 21st day of May, 2012 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman, President and Chief Executive
Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit

10.1

Services Agreement dated May 21, 2012 by and among Canadian Home Systems, Ltd., (“CHS”) a subsidiary of U.S. Home Systems, Inc. and Canadian Tire Financial Services Limited, a subsidiary of Canadian Tire Corporation, Limited, and U.S. Home Systems, Inc. as guarantor of the performance by CHS of its obligations under the Service Agreement. (Schedules and Exhibits have been omitted and will be furnished to the SEC upon request.)

21.1	Subsidiaries of the Company

IOE-1